Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2012

•	Both physical and digital Recorded Music revenue grew in the quarter

•	Digital Recorded Music revenue growth more than offset physical decline in the fiscal year

•	Adjusted OIBDA and Adjusted OIBDA margin expanded in the quarter and fiscal year

•	Positive Free Cash Flow of $80 million for the quarter and $151 million for the fiscal year

NEW YORK, December 13, 2012—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2012.

“We had a very productive year. Warner Music Group performed well and is positioned to capitalize on the industry’s more stable recent trends”, said Stephen Cooper, Warner Music Group’s CEO. “Among our important achievements, we grew global digital and physical Recorded Music sales on an aggregate basis, for the quarter and the fiscal year.”

“We improved Free Cash Flow significantly for both the quarter and the full fiscal year, and we nearly doubled our cash balance to $302 million at September 30th – up by $148 million for the fiscal year,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months ended September 30, 2012	For the Three Months ended September 30, 2011	% Change	For the Twelve Months ended September 30, 2012	For the Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$731	$718	2%	$2,780	$2,867	(3%)
Digital Revenue	241	210	15%	925	820	13%
Operating income (loss)	41	(21)	—	109	32	241%
Adjusted operating income (loss) (1)	49	40	23%	124	100	24%
OIBDA(1)	103	41	151%	353	290	22%
Adjusted OIBDA(1)	111	102	9%	368	358	3%
Net loss attributable to Warner Music Group Corp.	(18)	(103)	83%	(112)	(205)	45%
Adjusted net loss attributable to Warner Music Group Corp.(1)	$(10)	$(42)	76%	$(97)	$(137)	29%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

For the quarter, revenue grew 1.8%, and 7.3% in constant-currency, as physical Recorded Music revenue and total digital revenue both grew, helped by a more robust release schedule. Constant-currency revenue growth in Japan, Germany, Italy and the U.S. was partially offset by weakness in France related to the company’s concert promotion business, and declines in Latin America, Spain and the U.K. Digital revenue grew 14.8%, or 18.1% in constant-currency, and digital revenue represented 33.0% of total revenue for the quarter, compared to 29.2% in the prior-year quarter. The growth in digital revenue reflects growth in subscription/streaming services and global downloads.

Adjusted operating margin expanded 1.1 percentage points to 6.7% from 5.6%. Adjusted OIBDA grew 8.8% and Adjusted OIBDA margin expanded 1.0 percentage point to 15.2% from 14.2%. The growth in Adjusted OIBDA margin was related to the continued shift to digital in the company’s Recorded Music business as well as the decline in lower-margin European concert promotion revenue. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA for the quarter included $14 million of severance charges ($11 million in Recorded Music, $2 million in Music Publishing and $1 million in Corporate) compared to $10 million of severance charges in the prior-year quarter ($7 million in Recorded Music and $3 million in Corporate) (the “Quarterly Severance Charges”). See below for calculations and reconciliations of OIBDA, Adjusted Operating Income and Adjusted OIBDA.

Adjusted net loss reflects the impact of a decline in interest expense, to $56 million from $72 million, related to the July 2011 refinancing of certain existing indebtedness in connection with the acquisition of the company by Access Industries. The refinancing in the prior-year quarter resulted in $19 million in tender/call premiums and $15 million of accrued interest paid in connection with the debt obligations repaid in full. See below for calculations and reconciliations of Adjusted Net Income (Loss).

As of September 30, 2012, the company reported a cash balance of $302 million, total long-term debt of $2.21 billion and net debt (total long-term debt minus cash) of $1.90 billion.

Cash provided by operating activities was $102 million compared to cash used in operating activities of $34 million in the prior-year quarter. Free Cash Flow, defined below, was $80 million compared to negative $52 million in the prior-year quarter. The primary factors impacting the comparison of Free Cash Flow were the prior-year quarter’s $46 million in expenses related to the acquisition of the company by Access Industries in July 2011 (the vast majority of which were paid in the fourth quarter of fiscal year 2011) and the $34 million in cash paid for tender/call premiums and interest in connection with the July 2011 refinancing.

Full-Year Results

For the fiscal year, growth in digital revenue more than offset physical revenue declines in the company’s Recorded Music business. However, this net growth was more than offset by declines in Artist Services and Expanded Rights revenue, Recording Music licensing revenue and Music Publishing revenue. Digital revenue grew 12.8%, or 14.1% in constant-currency, and represented 33.3% of total revenue, compared to 28.6% in the prior year.

Adjusted operating margin expanded 1.0 percentage point to 4.5% from 3.5% in the prior year. Adjusted OIBDA grew 2.8% and Adjusted OIBDA margin expanded 0.7 percentage points to 13.2% from 12.5% in the prior year. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA in the fiscal year included $42 million of severance charges ($35 million in Recorded Music, $4 million in Music Publishing and $3 million in Corporate) compared to $38 million of severance charges in the prior fiscal year ($24 million in Recorded Music, $6 million in Music Publishing and $8 million in Corporate) (the “Fiscal-Year Severance Charges”).

Adjusted net loss reflects an increase in interest expense, to $225 million from $213 million, as a result of the July 2011 refinancing of certain existing indebtedness in connection with the acquisition of the company by Access Industries, which resulted in new debt obligations which were issued with higher interest rates.

Cash provided by operating activities was $209 million compared to cash used in operating activities of $52 million in the prior fiscal year. Free Cash Flow was $151 million, compared to negative $221 million in fiscal year 2011. The primary factors impacting the comparison in Free Cash Flow between the fiscal years were the prior fiscal year’s $53 million in expenses related to the acquisition of the company by Access Industries (the vast majority of which were paid in the fiscal year) and $41 million in cash paid for tender/call premiums and interest, largely driven by the July 2011 refinancing in connection with the acquisition of the company by Access Industries.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months ended September 30, 2012	For the Three Months ended September 30, 2011	% Change	For the Twelve Months ended September 30, 2012	For the Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$605	$582	4%	$2,275	$2,342	(3%)
Digital Revenue	222	194	14%	864	768	13%
Operating income (loss)	35	13	169%	120	110	9%
Adjusted operating income (loss) (1)	35	21	67%	120	118	2%
OIBDA(1)	77	54	43%	283	282	—
Adjusted OIBDA(1)	$77	$62	24%	$283	$290	(2%)

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

The company’s Recorded Music business experienced growth in both physical and digital revenue due to a more robust release schedule. Recorded Music digital revenue grew 14.4%, or 17.5% in constant-currency, and represented 36.7% of total Recorded Music revenue, compared to 33.3% in the prior-year quarter, as subscription/streaming and download revenue were both strong. Domestic Recorded Music digital revenue was $130 million, or 57.3% of total domestic Recorded Music revenue, compared to 47.6% in the prior-year quarter. Artist Services and Expanded Rights revenue declined, driven primarily by the decline in tours in the company’s European concert promotion business, particularly in France. Major sellers included Kobukuro, Tatsuro Yamashita, Green Day, Superfly and Muse.

Recorded Music adjusted operating margin expanded 2.2 percentage points to 5.8% from 3.6% in the prior-year quarter. Recorded Music Adjusted OIBDA grew 24.2% and

Recorded Music Adjusted OIBDA margin expanded 2.0 percentage points to 12.7% from 10.7% in the prior-year quarter related to revenue growth in Japan, which is typically a higher-margin territory. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA reflect the impact of the Quarterly Severance Charges.

Full-Year Results

Growth in digital revenue more than offset the decline in physical revenue on a global basis. This marks the first fiscal year in five years where physical and digital sales grew on a combined basis. However, this growth was more than offset by declines in Artist Services and Expanded Rights revenue and Recorded Music licensing revenue. The decline in Artist Services and Expanded Rights revenue primarily relates to a decline in tours in the company’s European concert promotion business, particularly in France. Digital Recorded Music revenue grew 12.5%, or 13.7% in constant-currency, and represented 38.0% of Recorded Music revenue for the fiscal year, up from 32.8% in fiscal year 2011. Domestic Recorded Music digital revenue amounted to $489 million, or 53.8% of total domestic Recorded Music revenue, marking the first time digital revenue represented more than half of domestic Recorded Music revenue for the fiscal year. Major sellers across physical and digital formats included Michael Bublé, Kobukuro, Flo Rida, Tatsuro Yamashita and fun.

Recorded Music adjusted operating margin expanded 0.3 percentage points to 5.3% from 5.0% in the prior year. Recorded Music Adjusted OIBDA declined 2.4%, in line with the decline in revenue, while Recorded Music Adjusted OIBDA margin was flat at 12.4%. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA reflect the impact of the Fiscal-Year Severance Charges.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months ended September 30, 2012	For the Three Months ended September 30, 2011	% Change	For the Twelve Months ended September 30, 2012	For the Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$133	$141	(6%)	$524	$544	(4%)
Digital Revenue	22	17	29%	67	60	12%
Operating income (loss)	37	40	(8%)	85	73	16%
Adjusted operating income (loss) (1)	37	43	(14%)	85	76	12%
OIBDA(1)	54	57	(5%)	152	147	3%
Adjusted OIBDA(1)	$54	$60	(10%)	$152	$150	1%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing revenue declined 5.7%, but grew 0.8% in constant-currency. Digital revenue grew 29.4% while mechanical revenue declined 3.2%, but grew 7.1% in constant-currency as result of the timing of certain society collections. Synchronization revenue declined 10.7%, or 3.8% in constant-currency, reflecting lower video game revenue. Performance revenue declined 13.1%, or 7.0% on constant-currency, partially due to an industry-wide reduction in U.S. radio license fees as mentioned last quarter.

Music Publishing adjusted operating margin contracted 2.7 percentage points to 27.8% from 30.5% in the prior-year quarter. Music Publishing Adjusted OIBDA declined 10.0%

and Music Publishing Adjusted OIBDA margin contracted 2.0 percentage points to 40.6% from 42.6% related to revenue mix. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA reflect the impact of the Quarterly Severance Charges.

Full-Year Results

The decrease in Music Publishing revenue was driven by an expected decrease in mechanical revenue due to the ongoing digital transition in the recorded music industry as well as a decrease in performance revenue, partially due to an industry-wide reduction in U.S. radio license fees. This was partially offset by an increase in digital revenue, while synchronization revenue declined slightly, but grew in constant-currency. Digital Music Publishing revenue represented 12.8% of total Music Publishing revenue in the fiscal year, compared to 11.0% in fiscal year 2011.

Music Publishing adjusted operating margin was 16.2%, up 2.2 percentage points from 14.0% in fiscal year 2011. Music Publishing Adjusted OIBDA grew 1.3% while Music Publishing Adjusted OIBDA margin was 29.0%, up 1.4 percentage points from 27.6% in the prior year. The increase in Adjusted OIBDA margin reflects a more disciplined A&R investment and acquisition strategy focused on higher-margin assets. Operating income, adjusted operating income, OIBDA and Adjusted OIBDA reflect the impact of the Fiscal-Year Severance Charges.

Financial details for the quarter and fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2012, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Explanation of Presentation

The following tables set forth our results of operations as reported in our condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires that we separately present our Predecessor and Successor periods results. Management believes reviewing our operating results for the three and twelve months ended September 30, 2011 by combining the results of the Predecessor and Successor periods is more useful in identifying any trends in, or reaching conclusions regarding, our overall operating performance. Accordingly, the tables below present the non-GAAP combined results for the three and twelve months ended September 30, 2011, which is also the period we compare when computing percentage change from prior year, as we believe this presentation provides the most meaningful basis for comparison of our results and it is how management reviews operating performance. The combined operating results may not reflect the actual results we would have achieved had the acquisition by Access Industries closed prior to July 20, 2011 and may not be predictive of future results of operations.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three & Twelve Months Ended 9/30/12 versus 9/30/11

(dollars in millions)

	Successor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$731	$556	$162	$718	2%
Costs and expenses:
Cost of revenues	(368)	(288)	(92)	(380)	(3%)
Selling, general and administrative expenses	(274)	(186)	(76)	(262)	5%
Merger transaction costs	—	(10)	(36)	(46)	(100%)
Amortization of intangible assets	(48)	(38)	(13)	(51)	(6%)

Total costs and expenses	$(690)	$(522)	$(217)	$(739)	(7%)

Operating income (loss)	$41	$34	$(55)	$(21)	—
Interest expense, net	(56)	(62)	(10)	(72)	(22%)
Other income, net	2	—	—	—	—

Loss before income taxes	$(13)	$(28)	$(65)	$(93)	(86%)
Income tax expense	(4)	(3)	(7)	(10)	(60%)

Net loss	$(17)	$(31)	$(72)	$(103)	(83%)
Less: income attributable to noncontrolling interest	(1)	—	—	—	—

Net loss attributable to Warner Music Group Corp.	$(18)	$(31)	$(72)	$(103)	(83%)

	Successor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$2,780	$556	$2,311	$2,867	(3%)
Costs and expenses:
Cost of revenues	(1,459)	(288)	(1,261)	(1,549)	(6%)
Selling, general and administrative expenses	(1,019)	(186)	(831)	(1,017)	—
Merger transaction costs	—	(10)	(43)	(53)	(100%)
Amortization of intangible assets	(193)	(38)	(178)	(216)	(11%)

Total costs and expenses	$(2,671)	$(522)	$(2,313)	$(2,835)	(6%)

Operating income (loss)	$109	$34	$(2)	$32	—
Interest expense, net	(225)	(62)	(151)	(213)	6%
Other income, net	8	—	5	5	60%

Loss before income taxes	$(108)	$(28)	$(148)	$(176)	(39%)
Income tax expense	(1)	(3)	(27)	(30)	(97%)

Net loss	$(109)	$(31)	$(175)	$(206)	(47%)
Less: (income) loss attributable to noncontrolling interest	(3)	—	1	1	—

Net loss attributable to Warner Music Group Corp.	$(112)	$(31)	$(174)	$(205)	(45%)

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 9/30/12 and 09/30/11

(dollars in millions)

	Succesor	Succesor
	September 30, 2012	September 30, 2011	% Change
	(unaudited)	(unaudited)
Assets
Current assets
Cash and equivalents	$302	$154	96%
Accounts receivable, less allowance of $63 and $40 million	398	385	3%
Inventories	28	29	(3%)
Royalty advances expected to be recouped within one year	116	135	(14%)
Deferred tax assets	51	54	(6%)
Other current assets	44	45	(2%)

Total current assets	$939	$802	17%
Royalty advances expected to be recouped after one year	142	173	(18%)
Property, plant & equipment, net	152	182	(16%)
Goodwill	1,380	1,372	1%
Intangible assets subject to amortization, net	2,499	2,678	(7%)
Intangible assets not subject to amortization	102	102	—
Other assets	64	71	(10%)

Total assets	$5,278	$5,380	(2%)

Liabilities and Equity
Current liabilities
Accounts payable	$156	$165	(5%)
Accrued royalties	997	974	2%
Accrued liabilities	258	217	19%
Accrued interest	89	55	62%
Deferred revenue	101	101	—
Other current liabilities	5	10	(50%)

Total current liabilities	$1,606	$1,522	6%

Long-term debt	2,206	2,217	—
Deferred tax liabilities	375	411	(9%)
Other noncurrent liabilities	147	148	(1%)

Total liabilities	$4,334	$4,298	1%

Equity:
Common stock ($0.001 par value; 10,000 shares authorized; 1,000 shares issued and outstanding)	—	—	—
Additional paid-in capital	1,129	1,129	—
Accumulated deficit	(143)	(31)	—
Accumulated other comprehensive loss, net	(59)	(33)	79%

Total Warner Music Group Corp. equity	$927	$1,065	(13%)

Noncontrolling interest	17	17	—

Total equity	944	1,082	(13%)

Total liabilities and equity	$5,278	$5,380	(2%)

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three & Twelve Months Ended 9/30/12 versus 9/30/11

(dollars in millions)

	Successor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$102	$(64)	$30	$(34)
Net cash used in investing activities	(22)	(1,292)	(4)	(1,296)
Net cash (used in) provided by financing activities	(1)	1,199	—	1,199
Effect of foreign currency exchange rates on cash	4	(8)	3	(5)

Net increase (decrease) in cash and equivalents	$83	$(165)	$29	$(136)

	Successor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$209	$(64)	$12	$(52)
Net cash used in investing activities	(58)	(1,292)	(155)	(1,447)
Net cash (used in) provided by financing activities	(3)	1,199	5	1,204
Effect of foreign currency exchange rates on cash	—	(8)	18	10

Net increase (decrease) in cash and equivalents	$148	$(165)	$(120)	$(285)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three & Twelve Months Ended 9/30/12 versus 9/30/11

(dollars in millions)

	Successor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OIBDA	$103	$81	$(40)	$41	—
Depreciation expense	(14)	(9)	(2)	(11)	27%
Amortization expense	(48)	(38)	(13)	(51)	(6%)

Operating income (loss)	$41	$34	$(55)	$(21)	—
Interest expense, net	(56)	(62)	(10)	(72)	(22%)
Other income, net	2	—	—	—	—

Loss before income taxes	$(13)	$(28)	$(65)	$(93)	(86%)
Income tax expense	(4)	(3)	(7)	(10)	(60%)

Net loss	$(17)	$(31)	$(72)	$(103)	(83%)
Less: loss attributable to noncontrolling interest	(1)	—	—	—	—

Net loss attributable to Warner Music Group Corp.	$(18)	$(31)	$(72)	$(103)	(83%)

	Successor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OIBDA	$353	$81	$209	$290	22%
Depreciation expense	(51)	(9)	(33)	(42)	21%
Amortization expense	(193)	(38)	(178)	(216)	(11%)

Operating income (loss)	$109	$34	$(2)	$32	—
Interest expense, net	(225)	(62)	(151)	(213)	6%
Other income, net	8	—	5	5	60%

Loss before income taxes	$(108)	$(28)	$(148)	$(176)	(39%)
Income tax expense	(1)	(3)	(27)	(30)	(97%)

Net loss	$(109)	$(31)	$(175)	$(206)	(47%)
Less: (income) loss attributable to noncontrolling interest	(3)	—	1	1	—

Net loss attributable to Warner Music Group Corp.	$(112)	$(31)	$(174)	$(205)	(45%)

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three & Twelve Months Ended 9/30/12 versus 9/30/11

(dollars in millions)

	Successor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$41	$34	$(55)	$(21)	—
Depreciation and amortization expense	62	47	15	62	—

Total WMG OIBDA	$103	$81	$(40)	$41	—

Recorded Music operating income - GAAP	$35	$17	$(4)	$13	—
Depreciation and amortization expense	42	31	10	41	2%

Recorded Music OIBDA	$77	$48	$6	$54	43%

Music Publishing operating income - GAAP	$37	$39	$1	$40	(8%)
Depreciation and amortization expense	17	12	5	17	—

Music Publishing OIBDA	$54	$51	$6	$57	(5%)

	Successor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$109	$34	$(2)	$32	—
Depreciation and amortization expense	244	47	211	258	(5%)

Total WMG OIBDA	$353	$81	$209	$290	22%

Recorded Music operating income - GAAP	$120	$17	$93	$110	9%
Depreciation and amortization expense	163	31	141	172	(5%)

Recorded Music OIBDA	$283	$48	$234	$282	—

Music Publishing operating income - GAAP	$85	$39	$34	$73	16%
Depreciation and amortization expense	67	12	62	74	(9%)

Music Publishing OIBDA	$152	$51	$96	$147	3%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income, adjusted OIBDA and adjusted net (loss) income is operating income, OIBDA and net (loss) income, respectively, adjusted to exclude the impact of certain items that affect comparability (“Factors Affecting Comparability”). Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2012 included expenses related to our acquisition by Access Industries, share-based compensation expense, which existed in fiscal year 2011 but not 2012, as well as expenses incurred in relation to the sale of EMI. We use adjusted operating income, adjusted OIBDA and adjusted net loss to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to WMG as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported Results to Adjusted Results, Three and Twelve Months 9/30/12 and 9/30/11

(dollars in millions)

For the Three Months ended September 30, 2012

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$41	$35	$37	$103	$77	$54	$(18)
Factors Affecting Comparability:
EMI Sale-Related Expenses(1)	8	—	—	8	—	—	8

Adjusted Results	$49	$35	$37	$111	$77	$54	$(10)

For the Three Months ended September 30, 2011

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(21)	$13	$40	$41	$54	$57	$(103)
Factors Affecting Comparability:
Acquisition Expenses(2)	46	—	2	46	—	2	46
Share-Based Compensation Expense(3)	14	8	1	14	8	1	14
EMI Sale-Related Expenses(1)	1	—	—	1	—	—	1

Adjusted Results	$40	$21	$43	$102	$62	$60	$(42)

For the Twelve Months ended September 30, 2012

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$109	$120	$85	$353	$283	$152	$(112)
Factors Affecting Comparability:
Acquisition Expenses(2)	1	—	—	1	—	—	1
EMI Sale-Related Expenses(1)	14	—	—	14	—	—	14

Adjusted Results	$124	$120	$85	$368	$283	$152	$(97)

For the Twelve Months ended September 30, 2011

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$32	$110	$73	$290	$282	$147	$(205)
Factors Affecting Comparability:
Acquisition Expenses(2)	53	—	2	53	—	2	53
Share-Based Compensation Expense(3)	14	8	1	14	8	1	14
EMI Sale-Related Expenses(1)	1	—	—	1	—	—	1

Adjusted Results	$100	$118	$76	$358	$290	$150	$(137)

(1)	Adjusted Results for the three months and twelve months ended September 30, 2012 exclude $8 million (all corporate) and $14 million (all corporate), respectively, and for the three months and twelve months ended September 30, 2011 exclude $1 million (all corporate) in professional and other fees incurred in connection with the sale of EMI and subsequent regulatory review. These costs primarily included advisory, legal and other professional fees.
(2)	Adjusted Results for the twelve months ended September 30, 2012 exclude $1 million (all corporate) and for the three months and twelve months ended September 30, 2011 exclude $46 million ($44 million corporate and $2 million Music Publishing) and $53 million ($51 million corporate and $2 million Music Publishing), respectively, in fees incurred in connection with the acquisition of the Company by Access Industries. These costs primarily included advisory, accounting, legal and other professional fees.
(3)	Adjusted Results for the three months and twelve months ended September 30, 2011 exclude $14 million ($5 million corporate, $8 million Recorded Music and $1 million Music Publishing) in share-based compensation expense incurred in connection with the acquisition of the Company by Access Industries.

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $37 million, $28 million and $9 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing revenue, in the three months ended September 30, 2012 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three & Twelve Months Ended 9/30/12 versus 9/30/11 as Reported and Constant Currency

(dollars in millions)

	Successor		Predecessor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Combined Three Months ended September 30, 2011
	As reported	As reported	As reported	As reported	Constant $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$227	$175	$52	$227	$227
Music Publishing	51	41	6	47	47
International revenue
Recorded Music	378	281	74	355	327
Music Publishing	82	63	31	94	85
Intersegment eliminations	(7)	(4)	(1)	(5)	(5)

Total Revenue	$731	$556	$162	$718	$681

Revenue by Segment:
Recorded Music
Physical	$270	$193	$46	$239	$228
Digital	222	147	47	194	189

Total Physical and Digital	492	340	93	433	417
Artist Services and Expanded Rights	66	75	22	97	89
Licensing	47	41	11	52	48

Total Recorded Music	605	456	126	582	554
Music Publishing
Performance	53	41	20	61	57
Mechanical	30	24	7	31	28
Synchronization	25	21	7	28	26
Digital	22	15	2	17	17
Other	3	3	1	4	4

Total Music Publishing	133	104	37	141	132
Intersegment eliminations	(7)	(4)	(1)	(5)	(5)

Total Revenue	$731	$556	$162	$718	$681

Total Digital Revenue	$241	$161	$49	$210	$204

	Successor		Predecessor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Combined Twelve Months ended September 30, 2011
	As reported	As reported	As reported	As reported	Constant $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$909	$175	$781	$956	$956
Music Publishing	204	41	155	196	196
International revenue
Recorded Music	1,366	281	1,105	1,386	1,339
Music Publishing	320	63	285	348	331
Intersegment eliminations	(19)	(4)	(15)	(19)	(19)

Total Revenue	$2,780	$556	$2,311	$2,867	$2,803

Revenue by Segment:
Recorded Music
Physical	$966	$193	$839	$1,032	$1,015
Digital	864	147	621	768	760

Total Physical and Digital	1,830	340	1,460	1,800	1,775
Artist Services and Expanded Rights	244	75	235	310	295
Licensing	201	41	191	232	225

Total Recorded Music	2,275	456	1,886	2,342	2,295
Music Publishing
Performance	202	41	173	214	205
Mechanical	129	24	118	142	137
Synchronization	112	21	92	113	111
Digital	67	15	45	60	60
Other	14	3	12	15	14

Total Music Publishing	524	104	440	544	527
Intersegment eliminations	(19)	(4)	(15)	(19)	(19)

Total Revenue	$2,780	$556	$2,311	$2,867	$2,803

Total Digital Revenue	$925	$161	$659	$820	$811

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing our operating performance to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is “net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three & Twelve Months Ended 9/30/12 versus 9/30/11

(dollars in millions)

	Successor		Predecessor
	For the Three Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash flow provided by (used in) operating activities	$102	$(64)	$30	$(34)
Less: Capital expenditures	8	11	3	14
Less: Net cash paid for investments	14	3	1	4

Free Cash Flow	$80	$(78)	$26	$(52)

Plus: Cash paid for interest	—	34	—	34

Unlevered After-Tax Cash Flow	$80	$(44)	$26	$(18)

	Successor		Predecessor
	For the Twelve Months Ended September 30, 2012	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash flow provided by (used in) operating activities	$209	$(64)	$12	$(52)
Less: Capital expenditures	32	11	37	48
Less: Net cash paid for investments	26	3	118	121

Free Cash Flow	$151	$(78)	$(143)	$(221)

Plus: Cash paid for interest	193	34	176	210

Unlevered After-Tax Cash Flow	$344	$(44)	$33	$(11)

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Media Contact:	Investor Contact:
Will Tanous	Erika Begun
(212) 275-2244	(212) 275-4850
Will.Tanous@wmg.com	Erika.Begun@wmg.com